UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2005

THE ALLSTATE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2775 Sanders Road
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.              Other Events.

On November 8, 2005, the Registrant’s Board of Directors approved a Capital Support Commitment in the form attached as Exhibit 99.

Management continues to expect that the Registrant will have sufficient liquidity in 2005 and 2006 to fund shareholder dividends, debt service and the remainder of the current share repurchase program.  The sources of liquidity for the Registrant include but are not limited to dividends from Allstate Insurance Company (“AIC”) and $2.29 billion of total investments at a subsidiary, Kennett Capital, Inc.  In 2005 and 2006, management expects that AIC will pay the Registrant the maximum amount of ordinary dividends allowed under the Illinois Insurance Code.

This document contains “forward-looking statements” about the Registrant’s liquidity to fund shareholder dividends, service debt and complete the current share repurchase program.  These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s estimates, assumptions and projections.  Actual results may differ materially from those projected in the forward-looking statements for a variety of reasons.  The declaration of dividends by any Allstate company, the completion of the $4 billion stock repurchase program and the Registrant’s ability to service debt are subject to the impact of reserve reestimates on net income and cash flows and the level of catastrophes experienced in the fourth quarter of 2005 and fiscal year 2006.  In addition, the declaration of dividends is subject to the discretion of the relevant company’s board of directors and its assessment of alternative uses of available funds.  The completion of the stock repurchase program is subject to management discretion and their assessment of alternative uses of funds and the market price of the Registrant’s common stock from time to time.  The Registrant assumes no obligation to update any forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99	Form of The Allstate Corporation Capital Support Commitment dated November 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Assistant Secretary

Date:  November 11, 2005